UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

F O R M 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 2002

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

(Exact name of registrant as specified in its charter)

Delaware 0-26200 04-3208648

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

c/o Boston Capital Corporation,

One Boston Place, Boston, Massachusetts 02108-4406

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(617) 624-8900

None

(Former name or former address, if changed since last report)

Item 5. Other Events

As of May, 2002 Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 41 thereof, entered into various agreements relating to Hawthorne Associates, LP, a Washington limited partnership (the "Operating Partnership") on behalf of Series 41 of the Partnership, including the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of May, 2002 (the "Operating Partnership Agreement"), pursuant to which Series 41 acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement.

The Operating Partnership owns a 20 unit apartment complex for families located at Toppenish in Yakima County, Washington, which is known as Sandalwood Apartments (the "Apartment Complex"). The Apartment Complex consists of 3 buildings containing 5 one-bedroom units, 10 two-bedroom units and 5 three-bedroom units. Amenities include central parking, community room, and central laundry facilities. Construction of the Apartment Complex commenced in October, 2000 and was completed in July, 2001. 100% Occupancy was achieved in August, 2001.

The Operating Partnership received permanent financing in the amount of $1,000,000 (the "Permanent Mortgage") from The United States Department of Agriculture- Rural Development. The Permanent Mortgage is expected to bear interest at 6.875% per annum payable over a 30-year amortization period and a 30-year term

It is expected that 100% of the rental apartment units in the Apartment Complex will qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

The general partner of the Operating Partnership is Gene Bouma Development, Inc., (the "General Partner"). The principal of the General Partner is Gene Bouma.

Series 41 acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $293,983 to the Operating Partnership in 1 installment as follows:

$293,983 (the "First Installment") upon the later of (i) admission of the Special Limited Partner and Additional Limited Partner to the Partnership, (ii) Final Closing, or (iii) receipt of Tax Form 8609 and certification from the Partnership accountant verifying the Actual Credit amount.

The First Installment has been paid by Series 41.

The total Capital Contribution of Series 41 to the Operating Partnership is based on the Operating Partnership receiving $382,580 in Tax Credits during the 10-year period commencing in 2002 of which 99.99% ($382,542) will be allocated to Series 41 as the Investment Limited Partner of the Operating Partnership.

Series 41 believes that the Apartment Complex is adequately insured.

Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions as set forth in the Operating Partnership Agreement:
	Profits, Losses and Tax Credits from Normal Operations	Capital Transactions	Cash Flow
General Partner	0.01%	70.00%	100%
Series 41	99.99%	25.00%	0.00%
Special Limited Partner	0.00%	5.00%	0.00%

The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of Series 41.

Boston Capital, or an Affiliate thereof, will receive a fee (the "Asset Management Fee") commencing in 2002 from the Operating Partnership, for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership, in the annual amount of $2,000. The Asset Management Fee for each Fiscal Year will be payable from Cash Flow in the manner and priority set forth in Section 14.5.3 of the Operating Partnership Agreement, provided, however, that if, in any Fiscal Year, Cash Flow is insufficient to pay the full amount of the Asset Management Fee, the General Partner shall advance the amount of such deficiency to the Operating Partnership as a Subordinated Loan. If for any reason the Asset Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

The Operating Partnership will pay the General Partner a fee (the "Partnership Management Fee") commencing in 2002 for services in connection with the administration of the day-to-day business of the Operating Partnership in an annual amount equal to 100% of Net Cash after distribution. The Partnership Management Fee for each fiscal year of the Operating Partnership shall be payable from Cash Flow in the manner set forth in Section 14.5 of the Operating Partnership Agreement. If for any reason the Partnership Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

In consideration of its consultation, advice and other services in connection with the construction and development of the Apartment Complex, the Operating Partnership will pay the Developer a fee (the "Development Fee") in the principal amount of $173,768. The Development Fee shall be due and payable only in accordance with Section 14.2 of the Development Agreement.

Item 7. Exhibits.

	(c)	Exhibits.	Page
(1)	(a)	Form of Dealer-Manager Agreement between Boston Capital Services, Inc. and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)
(2)	(a)	Agreement of Limited Partnership of the Partnership

Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

2 Incorporated by reference to Exhibit (2) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 21, 2002

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

By: Boston Capital Associates IV L.P.,

its General Partner

By: BCA Associates Limited Partnership, its

General Partner

By: C&M Management, Inc., its

sole General Partner

By: /s/ John P. Manning__

John P. Manning, President